CATERPILLAR INC.

$500,000,000 5.700% Notes due 2016

$750,000,000 6.050% Debentures due 2036

UNDERWRITING AGREEMENT

To the Representatives named in Schedule B hereto

of the Several Underwriters named in Schedule A hereto

August 3, 2006

Ladies and Gentlemen:

Caterpillar Inc. (the “Company”) confirms its agreement with you and each of the other “Underwriters” named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $500,000,000 aggregate principal amount of the Company’s 5.700% Notes due 2016 (the “Notes”) and $750,000,000 aggregate principal amount of the Company’s 6.050% Debentures due 2036 (the “Debentures” and, together with the Notes, the “Securities”) described in Schedules B-1 and B-2 hereto. The Securities are to be issued pursuant to an indenture, dated as of May 1, 1987, as supplemented (the “Indenture”), between the Company and Citibank, N.A., as trustee (the “Trustee”). The term “Indenture,” as used herein, includes the Officers’ Certificates (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Section 301 of the Indenture.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Certain terms used herein are defined in Section 18 hereof.

SECTION 1.	Representations and Warranties.

(a)   Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)   Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-136265) covering the registration of the Securities under the 1933 Act, including a related Base Prospectus. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the 1933 Act and the 1933 Act Regulations, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or notice objecting to its use has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and at the Closing Time, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the respective rules thereunder (the “1934 Act Regulations”) and the 1939 Act and the respective rules thereunder (the “1939 Act Regulations”); on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and at the Closing Time, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(ii)   Disclosure Package. The Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(iii)   Well-known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offering relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes for this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv)   Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(v)   Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 3(a) hereof do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(vi)   Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vii)   Financial Statements. The financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(viii)   No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)   Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)   Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(xi)   Capitalization. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)   Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)   Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiv)   Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xv)   Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Final Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xvi)   Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xvii)   Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xviii)   Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Disclosure Package and the Final Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix)   Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Base Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xx)   Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi)   Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

(xxii)   Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)   Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv)   Environmental Laws. Except as described in the Disclosure Package and the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(b)   Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Underwriters; Closing.

(a)   Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the respective prices set forth in Schedules B-1 and B-2, the respective aggregate principal amounts of Notes and Debentures set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Notes or Debentures which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)   Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Underwriters’ counsel, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Each of Citigroup Global Markets Inc., ABN AMRO Incorporated and Barclays Capital Inc., in each case individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

SECTION 3.	Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)   Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 424 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or the Final Prospectus or any supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, Preliminary Prospectus or Final Prospectus, or any amendment thereof or supplement thereto, or any document incorporated therein by reference, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice of objection to the use of the Registration Statement pursuant to Rule 401(g), or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will promptly prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)   Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision (including any Preliminary Prospectus or the Final Prospectus) to the Base Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)   Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d)   Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. If at any time prior to the filing of a final prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request. The Company will furnish to each Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), such number of copies of the Final Prospectus (as amended or supplemented) and any supplement thereto, and each Issuer Free Writing Prospectus, as such Underwriter may reasonably request.

(e)   Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with the sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)   Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

(g)   Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)   Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package under “Use of Proceeds.”

(i)   Reporting Requirements. The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act Regulations.

(j)   Other Offerings. During the period beginning from the date of this Agreement and continuing to and including the Closing Time, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Closing Time and which are substantially similar to the Securities, without the prior written consent of the Representatives.

(k)   Free Writing Prospectuses. The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 3(a) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

SECTION 4.	Payments of Expenses.

(a)   Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Final Prospectus and any amendments or supplements thereto, and of any Issuer Free Writing Prospectus, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (ix) any fees payable in connection with the rating of the Securities.

(b)   Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.	Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions.

(a)   Final Prospectus and Registration Statement. The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 3(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and at Closing Time no stop order suspending the effectiveness of the Registration Statement and no notice objecting to its use shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)   Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Bryon Koepke, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)   Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the incorporation of the Company, the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)   Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section l(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(e)   Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(f)   Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g)   Maintenance of Rating. At Closing Time, the Securities shall be rated at least “A2” by Moody’s Investors Service, Inc. and “A” by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other securities.

(h)   Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)   Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.	Indemnification.

(a)   Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) such settlement is effected with the written consent of the Company; and

(iii)   against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus.

(b)   Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c)   Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)   Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.	Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.	Termination of Agreement.

(a)   Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, the Chicago Stock Exchange or the Pacific Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission or any other Governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)   Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.	Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)   if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the nondefaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all nondefaulting Underwriters, or

(b)   if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability with respect to its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for any Underwriter under this Section 10.

SECTION 11.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013; attention of General Counsel; fax 212-816-7912; and notices to the Company shall be directed to it at its corporate offices in Peoria, Illinois, attention of Secretary.

SECTION 12.	Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.	No Fiduciary Duty.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arms’-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (b) the Underwriters are acting as principal and not as agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 14.	Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15.	Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.	Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction thereof.

SECTION 17.	Waiver of Jury Trial.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

SECTION 18.	Definitions.

The terms which follow, when used in this Agreement, shall have the meanings indicated.

“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1939 Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a)(i) contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto, (iv) the final term sheet prepared and filed pursuant to Section 3(a) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a)(i) of this Agreement, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a)(i) of this Agreement, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

Very truly yours,

CATERPILLAR INC.

			By:	/s/ Kevin E. Colgan

				Name:	Kevin E. Colgan
				Title:	Treasurer

Accepted as of the date hereof:
As Representatives of the Several Underwriters

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.

	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

ABN AMRO INCORPORATED

By:	/s/ E.R. Zellweger

	Name:	E.R. Zellweger
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall

	Name:	Pamela Kendall
	Title:	Director

EXHIBIT A

Pursuant to Section 5(b) of this Agreement, Bryon Koepke, counsel for the Company, shall furnish his written opinion to the Underwriters to the effect that:

(i)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package;

(ii)   The Company has an authorized capitalization as set forth in the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii)   The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Illinois;

(iv)   Such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or any of its consolidated subsidiaries which in such counsel’s opinion would be likely to result in a judgment or decree having a material adverse effect on the business or financial position of the Company and its subsidiaries as a whole or otherwise be required to be disclosed in the Registration Statement which is not disclosed and accurately summarized in the Disclosure Package;

(v)   This Agreement has been duly authorized, executed and delivered by the Company;

(vi)   The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and the Indenture conforms and the Securities will conform in all material respects to the descriptions thereof in the Final Prospectus;

(vii)   The Indenture has been duly authorized, executed and delivered by parties thereto and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and the Indenture has been duly qualified under the 1939 Act;

(viii)   The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound, and which conflicts, breaches and defaults, if any, would individually or in the aggregate have a material adverse effect on the business or financial position of the Company and its subsidiaries as a whole; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the ByLaws of the Company or any statute of the United States of America or the State of Delaware or any Rule or Regulation thereunder (provided that no opinion need be expressed in this paragraph as to compliance with the 1933 Act, the 1939 Act, the 1934 Act or the Delaware Securities Act, or with the Bankruptcy Code of 1978, as amended, with respect to any proceeding in which the Company is the debtor) or, to such counsel’s knowledge, any order of any court or governmental agency or body of the United States of America or the State of Delaware; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issue and sale of the Securities;

(ix)   The documents incorporated by reference in the Final Prospectus (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion or belief), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder;

(x)   The Registration Statement, as of the date on which any part thereof became effective, and the Final Prospectus, as of the date of such opinion (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion or belief) complied or complies as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the rules and regulations thereunder; and

(xi)   The statements made in the Base Prospectus under the caption “Description of the Debt Securities” and “Plan of Distribution” and in the Final Prospectus under the captions “Description of the Notes and Debentures” and “Underwriting” are accurate summaries of the matters therein set forth insofar as they relate to the provisions of documents therein described and fairly present the information called for with respect thereto by the 1933 Act and the rules and regulations thereunder.

In addition, such counsel shall state that while he makes no representation that he has independently verified the accuracy or completeness of the information contained in the documents incorporated by reference in the Final Prospectus, he has no reason to believe that any of such documents (other than the financial statements and related schedules and other financial data therein, as to which he need express no opinion or belief), when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, in each case after excluding any statement in any such documents which does not constitute part of the Registration Statement or the Final Prospectus pursuant to Rule 412 of Regulation C under the Act; further, such counsel shall state that while he makes no representation that he has independently verified the accuracy or completeness of the information contained in the Registration Statement, the Disclosure Package and the Final Prospectus (other than under the captions identified in paragraph (xi) hereof), he has no reason to believe that any part of the Registration Statement, insofar as relevant to the offering of the Securities, as of the date on which such part became effective, or the Disclosure Package, as of the Execution Time, or the Final Prospectus, as of its date or as of the date of such opinion (other than the financial statements and related schedules and other financial data therein, as to which he need express no opinion or belief), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case after excluding any statement in any such document which does not constitute part of the Registration Statement, the Disclosure Package or the Final Prospectus pursuant to Rule 412 of Regulation C under the Act; and he does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Final Prospectus or required to be described in the Registration Statement or the Final Prospectus which are not filed or incorporated by reference or described as required.

SCHEDULE A

Underwriter	Principal Amount of Notes	Principal Amount of Debentures

Citigroup Global Markets Inc.	$ 150,000,000	$ 225,000,000
ABN AMRO Incorporated	100,000,000	150,000,000
Barclays Capital Inc.	100,000,000	150,000,000
Banc of America Securities LLC	40,000,000	60,000,000
J.P. Morgan Securities Inc.	40,000,000	60,000,000
SG Americas Securities, LLC	40,000,000	60,000,000
ANZ Securities, Inc.	5,000,000	7,500,000
Commerzbank Capital Markets Corp..	5,000,000	7,500,000
Lloyds TSB Bank plc	5,000,000	7,500,000
Mitsubishi UFJ Securities International plc	5,000,000	7,500,000
RBC Capital Markets Corporation	5,000,000	7,500,000
TD Securities (USA) LLC	5,000,000	7,500,000

Total	$ 500,000,000	$ 750,000,000

SCHEDULE B-1

5.700% Notes due 2016

Title of Securities:

5.700% Notes due 2016

Aggregate Principal Amount:

$500,000,000

Price to Public:

99.795% of the principal amount of the Notes, plus accrued interest, if any, from August 8, 2006

Purchase Price by Underwriters:

99.320% of the principal amount of the Notes, plus accrued interest, if any, from August 8, 2006

Underwriting Discount or Commission (including aggregate dollar amount):

0.475% of the principal amount of the Notes ($2,375,000)

Specified Funds for and Method of Payment of Purchase Price and Underwriting Commission (if not paid in the form of a discount):

Same-day funds, to be paid by wire transfer

Indenture:

Indenture, dated as of May 1, 1987, as supplemented to date (the “Indenture”), made between the Company and Citibank, N.A., as Trustee

Maturity Date:

August 15, 2016

Interest Rate:

5.700%

Interest Payment Dates:

February 15 and August 15, commencing February 15, 2007

Regular Record Dates:

February 1 or August 1 immediately preceding the applicable interest payment date

Optional Redemption Provisions:

The Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of

•	100% of the principal amount of the Notes to be redeemed, or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 12.5 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Note or Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., ABN AMRO Incorporated or Barclays Capital Inc. and its successors, as appointed by the Company, or, if it is unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) any of Citigroup Global Markets Inc., ABN AMRO Incorporated or Barclays Capital Inc. and its successors, as appointed by the Company, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such dealer another Primary Treasury Dealer and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof for redemption from the outstanding Notes not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Sinking Fund Provisions:

No sinking fund provisions

Manner of Delivery of Securities:

Registered Global Securities through The Depository Trust Company

Time of Delivery:

10:00 A.M., New York time, on August 8, 2006

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Names and Addresses of the Representatives:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
(212) 816-6000

ABN AMRO Incorporated
55 East 52nd Street, 6th Floor
New York, New York 10055
(212) 409-1000

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
212) 412-4000

SCHEDULE B-2

6.050% Debentures due 2036

Title of Securities:

6.050% Debentures due 2036

Aggregate Principal Amount:

$750,000,000

Price to Public:

99.655% of the principal amount of the Debentures, plus accrued interest, if any, from August 8, 2006

Purchase Price by Underwriters:

98.780% of the principal amount of the Debentures, plus accrued interest, if any, from August 8, 2006

Underwriting Discount or Commission (including aggregate dollar amount):

0.875% of the principal amount of the Debentures ($6,562,500)

Specified Funds for and Method of Payment of Purchase Price and Underwriting Commission (if not paid in the form of a discount):

Same-day funds, to be paid by wire transfer

Indenture:

Indenture, dated as of May 1, 1987, as supplemented to date (the “Indenture”), made between the Company and Citibank, N.A., as Trustee

Maturity Date:

August 15, 2036

Interest Rate:

6.050%

Interest Payment Dates:

February 15 and August 15, commencing February 15, 2007

Regular Record Dates:

February 1 or August 1 immediately preceding the applicable interest payment date

Optional Redemption Provisions:

The Debentures may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of

•	100% of the principal amount of the Debentures to be redeemed, or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Debentures to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Debenture or Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Debentures.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., ABN AMRO Incorporated or Barclays Capital Inc. and its successors, as appointed by the Company, or, if it is unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) any of Citigroup Global Markets Inc., ABN AMRO Incorporated or Barclays Capital Inc. and its successors, as appointed by the Company, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such dealer another Primary Treasury Dealer and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Holders of Debentures to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Debentures are to be redeemed, the Trustee will select the particular Debentures or portions thereof for redemption from the outstanding Debentures not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

Sinking Fund Provisions:

No sinking fund provisions

Manner of Delivery of Securities:

Registered Global Securities through The Depository Trust Company

Time of Delivery:

10:00 A.M., New York time, on August 8, 2006

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Names and Addresses of the Representative:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
(212) 816-6000

ABN AMRO Incorporated
55 East 52nd Street, 6th Floor
New York, New York 10055
(212) 409-1000

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166
212) 412-4000

Schedule C
August 3, 2006
Filed Under Rule 433

Registration No. 333-136265

Final Term Sheet

$500,000,000
Caterpillar Inc.
5.700% Notes due 2016

Issuer:	Caterpillar Inc.
Security:	5.700% Notes due 2016
Size:	$500,000,000
Maturity:	August 15, 2016
Coupon:	5.700%
Price to Public:	99.795%
Yield to Maturity:	5.727%
Spread to Benchmark Treasury	+ 77 basis points
Benchmark Treasury:	UST 5.125% due May 15, 2016
Benchmark Treasury Yield:	4.957%
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2007
Optional Redemption:	At a discount rate of Treasury plus 12.5 basis points
Expected Settlement Date:	T+ 3 ; August 8, 2006
CUSIP:
Anticipated Ratings:	A2 by Moody’s Investors Service, Inc., A by Standard & Poor’s Ratings Services and A+ by Fitch Ratings, Inc.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
Joint Book-Running Managers:	Citigroup Global Markets Inc. ABN AMRO Incorporated Barclays Capital Inc.
Co-Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc. SG Americas Securities, LLC
Junior Co-Managers	ANZ Securities, Inc. Commerzbank Capital Markets Corp. Lloyds TSB Bank plc Mitsubishi UFJ Securities International plc RBC Capital Markets Corporation TD Securities (USA) LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Citigroup Global Markets Inc. at 1-877-858-5407, ABN AMRO Incorporated at 1-888-226-3756, or Barclays Capital Inc. at 1-888-227-2275, ext. 2663.

August 3, 2006
Filed Under Rule 433
Registration No. 333-136265

Final Term Sheet

$750,000,000
Caterpillar Inc.
6.050% Debentures due 2036

Issuer:	Caterpillar Inc.
Security:	6.050% Debentures due 2036
Size:	$750,000,000
Maturity:	August 15, 2036
Coupon:	6.050%
Price to Public:	99.655%
Yield to Maturity:	6.075%
Spread to Benchmark Treasury	+ 97 basis points
Benchmark Treasury:	UST 5.375% due February 15, 2031
Benchmark Treasury Yield:	5.105%
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2007
Optional Redemption:	At a discount rate of Treasury plus 15 basis points
Expected Settlement Date:	T+ 3; August 8, 2006
CUSIP:
Anticipated Ratings:	A2 by Moody’s Investors Service, Inc., A by Standard & Poor’s Ratings Services and A+ by Fitch Ratings, Inc.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
Joint Book-Running Managers:	Citigroup Global Markets Inc. ABN AMRO Incorporated Barclays Capital Inc.
Co-Managers:	Banc of America Securities LLC J.P. Morgan Securities Inc. SG Americas Securities, LLC
Junior Co-Managers	ANZ Securities, Inc. Commerzbank Capital Markets Corp. Lloyds TSB Bank plc Mitsubishi UFJ Securities International plc RBC Capital Markets Corporation TD Securities (USA) LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free Citigroup Global Markets Inc. at 1-877-858-5407, ABN AMRO Incorporated at 1-888-226-3756, or Barclays Capital Inc. at 1-888-227-2275, ext. 2663.